Exhibit 99.1

Quanterix Corporation Releases Operating Results for Fourth Quarter and Fiscal Year 2017

• Revenue at high-end of range previously provided • Successful IPO completed in December 2017 • Launch of SR-X in Q4, earlier than planned

Lexington, Mass. — March 14, 2018 —Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis to advance the science of precision health, reported financial results for the fourth quarter and full year of 2017. Revenues for full year 2017 of $22.9M were at the high end of the range of $22.5-$22.9M, which was previously announced in January 2018.

“2017 was an important year for Quanterix, and I am pleased to report progress on a number of pivotal focus areas,”said Chief Executive Officer, President and Chairman, Kevin Hrusovsky. “In our first quarter as a public company, we continued to grow revenues, scale the company for future success and make inroads launching digital biomarker technologies into neurology, oncology and infectious disease application areas.”

Fourth Quarter Financial Highlights

Key financial results for the fourth quarter are shown below:

•                  Q4 revenue of $6.6M versus prior year Q4 of $6.7M, a decrease of 1%. Q4 2016 includes $1.8M in non-recurring revenue recognized in connection with a license; excluding that the revenue growth was 35%.

•                  Q4 product revenue totaled $4.1M versus prior year of $3.2M; Consumables drove this performance.  Product revenue included the sale of five of the newly launched SR-X benchtop reader. This launch was more than a quarter ahead of schedule.

•                  Q4 Service and Other Revenue totaled $2.3M versus prior year of $1.7M, an increase of 34%.

•                  Strong liquidity position at year-end with $79.7M of cash and $9.4M of debt.

•                  Successfully closed its initial public offering of 4,916,480 shares of common stock at a public offering price of $15.00 per share, and received $73.7M in gross proceeds from the offering, prior to deducting underwriting discounts and commissions, and offering expenses payable by the company. The shares began trading on The NASDAQ Global Market on December 7, 2017 under the ticker symbol “QTRX.”

•                  Expanded market opportunity through the launch of the new SR-X Ultra-Sensitive Biomarker Detection System™, opening the door for researchers to access ultra-sensitive protein and nucleic acid detection capabilities in a more compact and affordable system. The SR-X was made commercially available in December 2017 and Quanterix received 16 orders for the new system in Q4, with limited marketing support behind the new launch.

2017 and Recent Business Highlights

•                  Full year 2017 revenue of $22.9M, the high end of the previously provided guidance of $22.5-22.9M, versus full year 2016 revenue of $17.6M, an increase of 30% year-over-year; excluding the 2016 non-recurring revenue recognized in connection with a license, revenue growth was 45%.

•                  Impressive full year revenue performance in consumables (70% increase) and Accelerator (57% increase); Accelerator also carried forward significant backlog into 2018.

•                  Reinforced leadership position in the market through presentations from Kevin Hrusovsky,  Chief Executive Officer, President and Chairman, at The Leerink Partners 7th Annual Global Healthcare Conference, The 36th Annual J.P. Morgan Healthcare Conference, Innovate

Conference 2017, World Medical Innovation Forum, Second Annual Brain Trust: Pathways to Innovation, 2nd Annual Powering Precision Health Summit, and participating in the Fourth and Fifth Annual Super Bowl Brain Health Summits.

•                  Expanded the Second Annual Powering Precision Health Summit across Neurology, Oncology and Infectious Disease application areas.  The summit was impactful with over 50 presentations from speakers credited with over 6000 peer reviewed publications. The conference attracted over 500 attendees from around the world, and helped to underscore the importance of Quanterix’ technologies toward enabling personalized medicine and precision health.

•                  Expanded multiplexing immunoassay menu and accelerated entry into pharmaceutical services with a Clinical Laboratory Improvement Amendments (CLIA) certified laboratory through the January 2018 acquisition of Aushon BioSystems, an innovator in protein detection solutions. The Company now has access to the services of the Laboratory Director of Aushon’s CLIA certified laboratory.

•                  Strengthened its management team with the recent appointments of Dr. Dawn Mattoon as SVP of Strategic Marketing and Assay Technologies, who will lead marketing efforts for Quanterix and oversee assay development and kit manufacturing, two areas of critical importance to Quanterix’ rapidly growing customer base; and Yvan Sergeant as VP of European Commercial Operations, who will be responsible for expanding Quanterix’ business operations in Europe, and help in the establishment of a European-based Accelerator lab. The Company also expanded its relationship with neurology industry leader, Dr. Andreas Jeromin, who will serve as Scientific and Medical Advisor.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on March 14, 2018, at 4:30pm EDT to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following password:  5079049.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Statement of Operations

	Q4 2017	Q4 2016	Fiscal 2017	Fiscal 2016

Product revenue	4,068	3,166	14,124	10,601
Service and other revenue	2,252	1,682	7,676	5,012
Collaboration revenue	269	1,831	1,074	1,972
Total revenue	6,589	6,679	22,874	17,585

Cost of product revenue	2,169	1,798	7,742	6,299
Cost of service revenue	1,539	918	5,145	3,163
Cost of collaboration revenue	—	375	—	375
Research and development	3,927	6,801	16,304	16,993
Selling, General and administrative	6,046	3,600	19,688	12,466
Total operating expenses	13,682	13,493	48,879	39,297

Interest expense, net	(217)	(286)	(952)	(1,298)
Other income (expense), net	(73)	(215)	(62)	(164)
Net loss	(7,382)	(7,315)	(27,019)	(23,173)

Quanterix balance sheet

	12/31/17	12/31/16
Cash	79,682	29,671
AR	5,599	3,917
Inventory	3,571	1,528
Prepaid and other	400	127
Total current assets	89,252	35,243
Property and equipment, net	1,874	1,223
Other non-current assets	652	651
Total assets	91,779	37,117

Accounts payable/accrued expenses	9,736	6,628
Deferred revenue	4,942	3,428
Current portion of long term debt	5,036	899
Total current liabilities	19,714	10,955
Preferred stock warrant liability	0	2,802
Deferred revenue, net of current	1,709	328
Long term debt	4,346	9,344
Other non-current liabilities	143	212
Total liabilities	25,913	23,641
Redeemable convertible preferred stock		128,585
Total stockholders equity (deficit)	65,866	(115,109)
Total liabilities and Stockholders Equity	91,779	37,117

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Lexington, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company discloses non-GAAP revenue growth that excludes $1.8M in non-recurring revenue recognized in 2016 in connection with a license. Management uses this non-GAAP measure to evaluating the Company’s operating performance. Management believes that such measure is important in comparing current results with prior period results, and is useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for the financial information presented in accordance with GAAP.

Reconciliation of non-GAAP Revenue Growth

(in thousands)

(unaudited)

	2017	2016	% Change
	Year ended December 31,

Total revenue	$22,874	$17,585	30%
Subtract
Non-recurring license revenue	—	1,800
Non-GAAP total revenue	$22,874	$15,785	45%

	2017	2016	% Change
	Three months ended December 31,

Total revenue	$6,589	$6,679	(1)%
Subtract
Non-recurring license revenue	—	1,800
Non-GAAP total revenue	$6,589	$4,879	35%

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Contacts:

Quanterix, Inc.

Joseph Driscoll, CFO 617-301-9495

jdriscoll@quanterix.com

PAN Communications

Lauren Kaufman, 617-502-4300

quanterix@pancomm.com